Exhibit 99.1

Solar Senior Capital Announces March 31, 2011 Financial Results

NEW YORK--(BUSINESS WIRE)--May 3, 2011--Solar Senior Capital Ltd (NASDAQ: SUNS), today reported earnings of $18 thousand for the quarter ended March 31, 2011, which represented approximately one month of operating activity after the closing of its initial public offering. The net asset value per share was $18.73 on March 31, 2011.

On March 2, 2011, Solar Senior Capital Ltd. closed its initial public offering at $20.00 per share. A total of 9.0 million shares were sold through the IPO and over-allotment and an additional 0.5 million shares were sold through a concurrent private placement to management. A total of approximately $178.5 million was raised through the IPO and over-allotment sale (net of underwriting fees), and the private placement.

“Market conditions remain attractive for middle market senior loans as we begin deploying our IPO capital,” said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. “Our portfolio ramp is proceeding as planned and we expect to begin paying a dividend in June. In addition, we anticipate closing our new credit facility prior to fully investing the IPO proceeds, enabling us to grow the portfolio to its targeted leverage position.”

During the month of March 2011, the Company originated approximately $24 million of investments in the senior securities of three new portfolio companies. Since the end of the first quarter, we have committed to or funded approximately $40 million of additional investments. At March 31, 2011, the investments had a weighted average yield of 7.2%. Cash and cash equivalents totaled approximately $154 million, at the end of the first quarter.

Conference Call and Webcast

We will host an earnings conference call and audio webcast on Wednesday, May 4, 2011 at 10:00 am (ET). All interested parties may participate in the conference call by dialing (800) 798-2884 approximately 5-10 minutes prior to the call; international callers should dial (617) 614-6207. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 34673059 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital’s website, www.solarseniorcap.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Capital website.

Financial Statements and Tables

SOLAR SENIOR CAPITAL LTD. CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES (in thousands, except per share amounts)

March 31, 2011
(unaudited)
Assets
Investments at value:
Companies less than 5% owned (cost: $23,790)	$23,928
Total investments	23,928

Cash and cash equivalents	154,083
Interest receivable	58
Prepaid expenses and other receivables	382
Total Assets	178,451

Liabilities
Due to Solar Capital Partners LLC:
Investment advisory and management fee payable	-
Capital gains incentive fee payable	28
Due to Solar Capital Management LLC	27
Offering costs payable	439
Other accrued expenses and payables	61
Total Liabilities	555

Net Assets
Common stock, par value $0.01 per share 9,500,100 shares issued and outstanding, 200,000,000 authorized	95
Paid in capital in excess of par	177,783
Accumulated net investment loss	(120)
Net unrealized appreciation	138
Total Net Assets	177,896

Number of shares outstanding	9,500,100
Net Asset Value Per Share	$18.73

SOLAR SENIOR CAPITAL LTD. CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share amounts)

For the period January 28, 2011(1) to March 31, 2011
(unaudited)
INVESTMENT INCOME:
Interest income from companies less than 5% owned	$57
Total investment income	57

EXPENSES:
Investment advisory and management fees	-
Incentive fee on capital gains	28
Administrative service fee	27
Insurance expense	42
Audit and tax preparation	38
Director's fees	14
Legal expense	10
Other general and administrative expenses	18
Total operating expenses	177
Net investment loss	(120)

UNREALIZED GAIN ON INVESTMENTS:

Net change in unrealized gain on investments:
Companies less than 5% owned	138
Net change in unrealized gain	138

Net unrealized gain on investments	138

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$18

Earnings per share (2)	$-

(1) Commencement of operations
(2) Less than $0.005 per share.

ABOUT SOLAR SENIOR CAPITAL LTD.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form senior secured loans including first lien, unitranche, and second lien debt instruments.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Senior Capital Ltd.
Nick Radesca, 212-993-1660